EXHIBIT 8.1

List of Subsidiaries and Affiliated Entities

(As of March 31, 2012)

Subsidiaries or Affiliated Entities		Percentage Attributable to Our Company	Place of Incorporation

1.	CISG Holdings Ltd.	100%	BVI

2.	CNinsure Holdings Ltd.	100%	BVI & Hong Kong

3.	Minkfair Insurance Management Limited	100%	Hong Kong

4.	Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd. (formerly known as Haidileji Enterprise Image Planning (Shenzhen) Co., Ltd.).	100%	PRC

5.	Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. (formerly known as Yiqiman Enterprise Management Consulting (Shenzhen) Co., Ltd.)	100%	PRC

6.	Shenzhen Fanhua Nanfeng Investment Holding Co., Ltd. (formerly known as Shenzhen Fanhua Nanfeng Enterprise Management Consulting Co., Ltd.)	100%	PRC

7.	Guangzhou Zhongqi Enterprise Management Consulting Co., Ltd.	100%	PRC

8.	Beijing Ruisike Management Consulting Co., Ltd.	100%	PRC

9.	Beijing Fanlian Investment Co., Ltd.	100%	PRC

10.	Litian Zhuoyue Software (Beijing) Co., Ltd.	100%	PRC

11.	Shenzhen Bangbang Auto Services Co., Ltd.	100%	PRC

12.	InsCom Holdings Limited	65.1%	BVI

13.	InsCom Group Limited(1)	65.1%	BVI

14.	InsCom HK Limited(1)	65.1%	Hong Kong

15.	Ying Si Kang Information Technology (Shenzhen) Co., Ltd.(1)	65.1%	PRC

16.	Sincere Fame International Limited	20.6%	BVI

Percentage Attributable to
Consolidated Affiliated Entities or Subsidiaries		Yihe Investment(2)	Meidiya Investment(3)	Xinbao Investment(4)	Place of Incorporation

1.	Sichuan Yihe Investment Co., Ltd.	—	—	—	PRC

2.	Guangdong Meidiya Investment Co., Ltd.	—	—	—	PRC

3.	Shenzhen Xinbao Investment Management Co., Ltd.	—	—	—	PRC

4.	Fujian Fanhua Investment Co., Ltd.	45%	55%	—	PRC

5.	Shijiazhuang Fanhua Anxin Investment Co., Ltd.	95%	—	—	PRC

6.	Guangdong Fanhua Fangzhong Investment Management Co., Ltd. (formerly known as Guangdong Fangzhong Insurance Surveyors & Loss Adjustors Co., Ltd.)	—	51%	—	PRC

7.	Shenzhen Fanhua Software Co., Ltd.(5)	—	51%	—	PRC

8.	Shenzhen InsCom E-commerce Co., Ltd. (6)	—	—	100%	PRC

	Claims Adjusting Firms

9.	Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd. (formerly known as Shenzhen Khubon Insurance Surveyors & Loss Adjustors Co., Ltd.) (7)	—	51%	—	PRC

10.	Shanghai Fanhua Teamhead Insurance Loss & Adjustors Co., Ltd. (formerly known as Shanghai Teamhead Insurance Loss & Adjustors Co., Ltd.) (5)	—	51%	—	PRC

11.	Shenzhen Fanhua Property and Casualty Insurance Surveyors & Loss Adjustors Co., Ltd. (formerly known as Shenzhen Hongzhengda Insurance Surveyors & Loss Adjustors Co., Ltd.) (5)	—	51%	—	PRC

	Life Insurance Agencies

12.	Fanhua Lianxing Insurance Sales Co., Ltd.	40%	60%	—	PRC

13.	Fujian Fanhua Xinheng Insurance Agency Co., Ltd. (formerly known as Fujian Xinheng Insurance Agency Co., Ltd.)	45%	55%	—	PRC

14.	Shanghai Fanhua Guosheng Insurance Agency Co., Ltd.	—	55%	—	PRC

15.	Jiangxi Fanhua Insurance Agency Co., Ltd.	—	70%	—	PRC

16.	Shandong Fanhua Xintai Insurance Agency Co., Ltd.	90%	—	—	PRC

17.	Hubei Fanhua Insurance sales Co., Ltd. (formerly known as Hubei Fanhua East Century Insurance Agency Co., Ltd.) (8)	24%	36%	—	PRC

18.	Zhejiang Fanhua Tongchuang Insurance Agency Co., Ltd.(8)	24%	36%	—	PRC

19.	Liaoning Fanhua Gena Insurance Agency Co., Ltd. (8)	24%	36%	—	PRC

20.	Jiangsu Fanhua Lianchuang Insurance Agency Co., Ltd. (9)	28%	42%	—	PRC

21.	Sichuan Fanhua Xintai Insurance Agency Co., Ltd. (formerly known as Sichuan Xintai Insurance Agency Co., Ltd.)(9)	28%	42%	—	PRC

22.	Hunan Fanhua Insurance Agency Co., Ltd. (10)	22%	33%	—	PRC

23.	Fuzhou Fanhua Lianxin Insurance Agency Co., Ltd.(11)	20.4%	30.6%	—	PRC

24.	Hebei Fanhua Anxin Insurance Agency Co., Ltd. (formerly known as Hebei Anxin Insurance Agency Co., Ltd.) (12)	95%	—	—	PRC

25.	Nanping Fanhua Jinying Insurance Agency Co., Ltd.(13)	23%	28%	—	PRC

26.	Jinan Fanhua Rongtai Insurance Agency Co., Ltd. (formerly known as Jinan Fanrong Insurance Agency Co., Ltd.) (14)	90%	—	—	PRC

27.	Chengdu Fanhua Dezhong Insurance Agency Co., Ltd.(formerly known as Suining Fanhua Insurance Agency Co., Ltd.) (15)	15.4%	23.1%	—	PRC

28.	Shenyang Fanhua Rongcheng Insurance Agency Co., Ltd. (16)	13.2%	19.8%	—	PRC

P&C Insurance Agencies and Brokerage Firms

29.	Beijing Fanhua Insurance Agency Co., Ltd.	40%	60%	—	PRC

30.	Beijing Fanhua Fumin Insurance Agency Co., Ltd. (formerly known as Beijing Fumin Insurance Agency Co., Ltd.)	40%	60%	—	PRC

31.	Guangzhou Fanhua Insurance Agency Co., Ltd. (formerly known as Guangzhou Xiangxing Insurance Agency Co., Ltd.)	40%	60%	—	PRC

32.	Guangzhou Fanhua Yian Insurance Agency Co., Ltd. (formerly known as Guangzhou Yian Insurance Agency Co., Ltd.)	40%	60%	—	PRC

33.	Fanhua Bocheng Insurance Brokerage Co., Ltd (formerly known as Sichuan Fanhua Bocheng Insurance Brokerage Co., Ltd.)	40%	60%	—	PRC

34.	Beijing Fanlian Insurance Agency Co., Ltd.	70%	30%	—	PRC

35.	Guangdong Fanhua Nanfeng Insurance Agency Co., Ltd. (formerly known as Guangdong Nanfeng Insurance Agency Co., Ltd.)	80%	20%	—	PRC

36.	Guangdong Fanhua Kafusi Insurance Brokerage Co., Ltd. (formerly Known as Guangdong Kafusi Insurance Brokerage Co., Ltd.)	85%	15%	—	PRC

37.	Dongguan Nanfeng Jiayu Insurance Agency Co., Ltd.	55%	45%	—	PRC

38.	Foshan Tuohua Insurance Agency Co., Ltd.	20%	80%	—	PRC

39.	Sichuan Fanhua Insurance Agency Co., Ltd.	75%	25%	—	PRC

40.	Guangzhou Huajie Insurance Agency Co., Ltd.	—	100%	—	PRC

41.	Dongguan Zhongxin Insurance Agency Co., Ltd.	—	100%	—	PRC

42.	Jiangmen Fanhua Zhicheng Insurance Agency Co., Ltd.	—	70%	—	PRC

43.	Guangzhou Desheng Insurance Brokerage Co., Ltd.	—	51%	—	PRC

44.	Hebei Fanlian Insurance Agency Co., Ltd.	—	51%	—	PRC

45.	Shandong Fanhua Mintai Insurance Agency Co., Ltd.	—	51%	—	PRC

46.	Shenyang Fangda Insurance Agency Co., Ltd.	—	51%	—	PRC

47.	Shenzhen Fanhua Nanfeng Insurance Agency Co., Ltd. (formerly known as Shenzhen Nanfeng Insurance Agency Co., Ltd.)(17)	80%	20%	—	PRC

48.	Hebei Lianda Insurance Agency Co., Ltd. (18)	66.5%	—	—	PRC

49.	Fanhua Shiji Insurance Sales Co., Ltd.	—	—	100%	PRC

50.	Fujian Fanhua Guoxin Insurance Agency Co., Ltd. (formerly known as Fuzhou Guoxin Insurance Agency Co., Ltd.)	—	—	70%	PRC

51.	Tianjin Fanhua Xianghe Insurance Agency Co., Ltd.	—	—	70%	PRC

52.	Changsha Lianyi Insurance Agency Co., Ltd.	—	—	70%	PRC

53.	Hangzhou Fanhua Zhixin Insurance Agency Co., Ltd.	—	—	51%	PRC

54.	Ningbo Baolian Insurance Agency Co., Ltd.	—	—	51%	PRC

55.	Henan Fanhua Anlian Insurance Agency Co., Ltd. (formerly known as Zhengzhou Fanhua Anlian Insurance Agency Co., Ltd.)	—	—	51%	PRC

	Wealth Management Services Provider

56.	Puyi Asset Management Co., Ltd.(19)	22%	33%	—	PRC

(1)             100% of the equity interests in each of these companies are held directly or indirectly by InsCom Holdings Limited.

(2)             We benefically own 100% equity interests in this company, of which 20% of the equity interests are held directly by Shenzhen Fanhua Nanfeng Investment Holding Co., Ltd. and the remaining 80% by two individual shareholders.

(3)             We beneficially own 100% equity interests in this company, of which 90% of the equity interests are held directly by Shenzhen Fanhua Nanfeng Investment Holding Co., Ltd. and the remaining 10% by two individual shareholders.

(4)             100% of the equity interests in this Company are beneficially held by Inscom Holdings Limited in which we indrectly own 65.1% of the equity interests.

(5)             100% of the equity interests in each of these companies are held directly by Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd. which is 51% owned by Guangdong Meidiya Investment Co., Ltd.

(6)             100% of the equity interests in this company are held directly by Fanhua Shiji Insurance Sales Co., Ltd. which is 100% owned by Shenzhen Xinbao Investment Management Co., Ltd.

(7)             100% of the equity interests in this company are held by Guangdong Fanhua Fangzhong Investment Management Co., Ltd., which is 51% owned by Guangdong Meidiya Investment Co., Ltd.

(8)             60% of the equity interests in each of these companies are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(9)             70% of the equity interests in each of these companies are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(10)       55% of the equity interests in this company are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(11)       51% of the equity interests in this company are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(12)       100% of the equity interests in this company are held directly by Shijiazhuang Fanhua Anxin Investment Co., Ltd. which is 95% owned by Sichuan Yihe Investment Co., Ltd.

(13)       51% of the equity interests in this company are held directly by Fujian Fanhua Xinheng Insurance Agency Co., Ltd.

(14)       100% of the equity interests in this company are directly by Shandong Fanhua Xintai Insurance Agency Co., Ltd. which is 90% owned by Sichuan Yihe Investment Co., Ltd.

(15)       55% of the equity interests in this company are held directly by Sichuan Fanhua Xintai Insurance Agency Co., Ltd. which is 70% owned by Fanhua Lianxing Insurance Sales Co., Ltd.

(16)       55% of the equity interests in this company are directly by Liaoning Fanhua Gena Insurance Agency Co., Ltd. which is 60% owned by Fanhua Lianxing Insurance Sales Co., Ltd.

(17)       100% of the equity interests in this company are held directly by Guangdong Fanhua Nanfeng Insurance Agency Co., Ltd.

(18)       70% of the equity interests in this company are held directly by Shijiazhuang Fanhua Anxin Investment Co., Ltd. which is 95% owned by Sichuan Yihe Investment Co., Ltd.

(19)       We benefically own 57% of the equity interests of this company. Fifty-five percent of our interest in this company is held through our wholly-owned subsidiary Fanhua Lianxing Insurance Sales Co., Ltd. and  two percent of our interest in this company is held through Fanhua Puyi Investment Management Co., Ltd. of which we hold a 19.5% equity interest.